UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2013

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore		554,910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2013, Kulicke and Soffa Industries, Inc. (the “Company”) announced Tek Chee Mak, Vice President, Global Sales, is leaving the Company. Mr. Mak's last day with the Company is expected to be December 31, 2013. The Company will commence transitioning Mr. Mak's duties as Vice President, Global Sales in September 2013. Mr. Mak will receive severance and benefits consistent with a termination without cause, as provided under the Company's Officer Severance Pay Plan. In accordance with the discretionary authority granted under the Company's 2009 Equity Plan, as amended, the Management Development and Compensation Committee of the Board of Directors of the Company has decided to allow the performance share units award granted to Mr. Mak in October 2011to vest pro rata based on the actual achievement of the performance goals as determined at the end of the performance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 27, 2013	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Senior Vice President, Chief Financial Officer
and Principal Accounting Officer